Exhibit 10.8.5.

FIFTH AMENDMENT TO
PURCHASE AND SALE AGREEMENT
AND PRELIMINARY ESCROW INSTRUCTIONS
[Portion of DiCon Fiberoptics Inc. Land, Regatta Boulevard, Richmond, California]

This Fifth Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions (the "Fifth Amendment") is entered into as of November 17, 2005, between DICON FIBEROPTICS, INC., a California corporation ("Seller") and PULTE HOME CORPORATION, a Michigan corporation ("Buyer").

RECITALS

A.
Seller and Buyer entered into a Purchase and Sale Agreement and Preliminary Escrow Instructions as of February 27, 2004, a First Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions as of March 1, 2004, a Second Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions as of April 29, 2004, a Third Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions as of February 27, 2005, and a Fourth Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions as of July 27, 2005 (collectively, the "Agreement").

B.	Seller and Buyer desire to amend and restate certain provisions of the Agreement as provided in this Fifth Amendment.

The parties agree as follows:

AGREEMENT

1.	Section 3.5 of the Agreement is hereby amended by adding the following sentence at the end of the Section.

"The payment under this Section 3.5 is hereinafter referred to as the 'Payment'."

2.	Section 3.6 of the Agreement is hereby amended by deleting the entire Section after the Section number 3.6 and by inserting therein the following:

"This Section is intentionally left blank."

3.	Section 6.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

"6.4	Recording of Acceptable Parcel Maps. The parcel maps prepared by Buyer, approved by Seller, and approved by the City, pursuant to this Section 6 are referred to as the 'Acceptable Parcel Maps'. The Acceptable Parcel Maps shall be recorded in the Official Records of the County no later than the earlier of (a) December 14, 2005, or (b) the Close of Escrow."

4.	A new Section 10.2.8 is hereby added to the Agreement to read as follows:

"10.2.8	Discount on Sales to DiCon Employees. Pulte shall give DiCon employees a 10% discount from the sales price of no more than ~~15% of the~~ homes built on the Purchase Property."
ten (10) JSK HSL

5.
Section 11.1 of the Agreement is hereby amended by adding the words "AND ALL THE EXTENSION DEPOSITS AND ALL THE EXTENSION PAYMENTS RECEIVED BY SELLER UNDER SECTIONS 13.2.1 AND 13.2.2" on line 21 thereof after the words "THE PAYMENT" and before the words "AS LIQUIDATED DAMAGES".

Seller's Initials  HSL   Buyer's Initials  JSK

6.
Section 11.3 of the Agreement is hereby amended by adding the words "AND ALL THE EXTENSION DEPOSITS AND ALL THE EXTENSION PAYMENTS RECEIVED BY SELLER UNDER SECTIONS 13.2.1 AND 13.2.2" on lines 7 and 8 thereof after the words "THE PAYMENT" and before the words "AS LIQUIDATED DAMAGES".

Seller's Initials  HSL   Buyer's Initials  JSK

7.	Section 13.2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

"13.2.2 Extension of Closing Date. Buyer may elect to extend the Closing Date as provided and subject to the conditions precedent in this Section 13.2.2.

1st Extension: Buyer may extend the Closing Date to the date of December 14, 2005.

2nd Extension: If Buyer has extended the Closing Date as provided under the 1st extension under this Section 13.2.2, Buyer may extend the Closing Date to the date of December 29, 2005.

The 1st extension under this Section 13.2.2 is subject to the conditions precedent that, on or before the Closing Date as in effect prior to such extension (a) Seller and Escrow Agent shall each have received from Buyer a written notice of Buyer¡¦s election to extend the Closing Date, (b) Seller shall have received from Buyer by wire transfer an extension payment in the amount of Fifty Thousand Dollars ($50,000.00), and (c) Seller shall have received from Buyer by wire transfer an extension deposit in the amount of One Hundred Thousand Dollars ($100,000.00).

The 2nd extension under this Section 13.2.2 is subject to the conditions precedent that, on or before the Closing Date as in effect prior to such extension (a) Seller and Escrow Agent shall each have received from Buyer a written notice of Buyer¡¦s election to extend the Closing Date, (b) Seller shall have received from Buyer by wire transfer an extension payment in the amount of One Hundred Thousand Dollars ($100,000.00), and (c) Seller shall have received from Buyer by wire transfer an extension deposit in the amount of One Hundred Thousand Dollars ($100,000.00).

The extension payments described in subsection (b) of each of the two immediately preceding paragraphs in this Section 13.2.2 are not applicable to the Purchase Price. The extension deposits described in subsection (c) of each of the two immediately preceding paragraphs in this Section 13.2.2 actually received by Seller shall be applied to the Purchase Price on the Close of Escrow. The extension payments and the extension deposits are non-refundable under any and all circumstances including, but not limited to, any termination of Buyer's obligation to purchase and Seller's obligation to sell the Purchase Property under this Agreement."

8.	Except as amended and restated by this Fifth Amendment, all terms, conditions and provisions of the Agreement shall remain in full force and effect.

9.
This Fifth Amendment may be executed by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

IN WITNESS HEREOF, the parties hereto have executed this Fifth Amendment as of the date first above written.

Seller:	Buyer:

DICON FIBEROPTICS, INC.,	PULTE HOME CORPORATION
a California corporation	a Michigan corporation

By: /s/ Ho-Shang Lee	By: /s/ Steven Kalmbach
Name: Ho-Shang Lee, Ph.D.	Name: Steven Kalmbach
Its: President & CEO	Its: Division President

Acceptance by Escrow Holder

CHICAGO TITLE COMPANY hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Fifth Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions and agrees to act as Escrow Agent thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Agent.

CHICAGO TITLE COMPANY
By:  /s/Laurie J. Edwards

Name:  Laurie J. Edwards
Its: Assistant Vice President
Date of Execution: 12/1/2005